Exhibit 10.1

PREMISES LEASE
PARK MEADOW CORPORATE CENTER IV
9990 PARK MEADOWS DRIVE
LONE TREE, CO 80124

SPIRAL LONE TREE, LLC
a Colorado limited liability company

(as Landlord)

and

ZYNEX MEDICAL, INC.,
a Colorado corporation

(as Tenant)

Commencement Date:  November 12, 2009

Rent Commencement Date:  January 1, 2010

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	PREMISES	2
3.	RENT	3
4.	COMPLETION OR REMODELING OF THE PREMISES	3
5.	OPERATING EXPENSES	3
6.	SERVICES	7
7.	QUIET ENJOYMENT	8
8.	DEPOSIT	8
9.	USE	8
10.	ALTERATIONS AND REENTRY BY LANDLORD	9
11.	ALTERATIONS AND REPAIRS BY TENANT	9
12.	MECHANICS’ LIENS	10
13.	SUBLETTING AND ASSIGNMENT	11
14.	DAMAGE TO PROPERTY AND INDEMNITY BY TENANT	12
15.	INSURANCE AND WAIVER OF SUBROGATION	13
16.	SURRENDER AND NOTICE	14
17.	ACCEPTANCE OF PREMISES BY TENANT	14
18.	CASUALTY AND RESTORATION OF PREMISES	14
19.	CONDEMNATION	15
20.	DEFAULT BY TENANT	15
21.	SUBORDINATION AND ATTORNMENT	19
22.	HOLDING OVER: TENANCY MONTH-TO-MONTH	20
23.	PAYMENTS AFTER TERMINATION	20
24.	STATEMENT OF PERFORMANCE	20
25.	MISCELLANEOUS	20
26.	AUTHORITIES FOR ACTION AND NOTICE	24
27.	BROKERAGE	24
28.	TENANT’S EARLY TERMINATION OPTION	25
29.	RENEWAL OPTION	25
30.	TIME OF ESSENCE	26
31.	EXHIBITS	26

i

SUMMARY OF BASIC LEASE PROVISIONS

The following summarizes the basic terms of this Lease.  If this summary conflicts with the provisions of the Lease, the provisions of the Lease shall control.

1.	Effective Date:	November 12, 2009
2.	Tenant:	ZYNEX MEDICAL, INC., a Colorado corporation
3.	Landlord:	SPIRAL LONE TREE, LLC, a Colorado limited liability company
4.	Premises:	Park Meadow Corporate Center IV, 9990 Park Meadows Drive, Lone Tree, Colorado 80124
5.	Building Size:	75,000 Rentable Square Feet, subject to verification and adjustment prior to Commencement Date by 1996 BOMA Standard Measurement (no rental adjustment for measurement)
6.	Tenant’s Pro-Rata Share:	100%
7.	Primary Lease Term:	Sixty-Nine Months
8.	Commencement Date:	January 1, 2010 or earlier
9.	Rent Commencement Date:	January 1, 2010
10.	Estimated Expiration Date:	September 30, 2015
11.	Renewal Option:	One 5-year option; Market Rent
12.	Early Termination Option:	Months 43 – 68, with scheduled Early Termination Fee, See Exhibit G
13.	Base Rent from Rent Commencement Date:
Months	Annual Rate per Rentable Sq. Foot	Monthly Rate
01 through 12, inclusive	$4.00*	$25,000.00**
13 through 24, inclusive	$22.00	$137,500.00
25 through 36, inclusive	$23.00	$143,750.00
37 through 48, inclusive	$24.00	$150,000.00
49 through 69, inclusive	$25.00	$156,250.00

         * See Lease Section 1B

         ** Calculated  Based on 75,000 Rentable Square Feet

14.	Security Deposit:	$156,250.00, See Section 8
15.	Installment Payable upon Execution:	First Month’s Rent, $25,000
16.	Liability Insurance Minimum:	$2,000,000
17.	Rent Payment and Landlord’s Address:	Spiral Lone Tree, LLC 6909 West Ray Road, Suite 9 Chandler, AZ 85663

18.	Tenant Improvements:	SEE EXHIBIT C
19.	Permitted Use of the Premises:	Executive and general offices, storage and light assembly
20.	Guarantor:	Zynex, Inc., See Exhibit H

PREMISES LEASE

THIS LEASE is made as of November 12, 2009, by and between SPIRAL LONE TREE, LLC, a Colorado limited liability company (“Landlord”), and ZYNEX MEDICAL, INC., a Colorado corporation (“Tenant”).

1.	DEFINITIONS.

In addition to other terms which are defined elsewhere in this Lease, the terms defined in the following subparagraphs of this Paragraph 1 shall have the meanings set forth in such subparagraph whenever used in this Lease with the first letter of each word capitalized.

A.      “Base Operating Expenses” shall mean an amount equal to the actual Operating Expenses, as described in Paragraph 5 below, for the Building for the calendar year 2010.

B.      “Base Rent” shall mean annual rental for the Primary Lease Term, commencing on the Rent Commencement Date, payable pursuant to Paragraph 3, which will be in an amount per month applicable during each Lease Year as follows:
Lease Months	Per Square Foot Rate	Amount of Base Rent Payable per Month
01- 12	$4.00*	$25,000.00**
13- 24	$22.00	$137,500.00
25-36	$23.00	$143,750.00
37-48	$24.00	$150,000.00
49-69	$25.00	$156,250.00

*
Landlord has agreed to provide Tenant a Base Rent rate concession of $18.00 per rentable square foot for Lease Months 1 through 12 to help Tenant defray the costs of Tenant Improvements pursuant to the Work Letter attached as Exhibit C.  In the event Tenant defaults on its obligations under this Lease, it shall be obligated to pay Landlord the balance of the Base Rent at the rate of $22.00 per square foot after credit for the reduced Base Rent actually paid.

**	Based on 75,000 rentable square feet.

C.      “Building” shall mean that certain building and other improvements located at 9990 Park Meadows Drive, Loan Tree, Colorado 80124 and the real property upon which such building and improvements are located.

D.      “Commencement Date” shall mean January 1, 2010 or earlier by mutual agreement.

E.      “Common Areas” shall mean those portions of the Building, which are made available on a non-exclusive basis for general use in common of tenants, their employees, agents and invitees.  Landlord shall have the right from time to time to change the location or character of and to make alterations of or additions to the Common Areas, and to repair and reconstruct the Common Areas.

F.      “Landlord’s Notice Address” shall mean Spiral Lone Tree, LLC, Attention:  George Unruh, 6909 West Ray Road, Suite 9, Chandler, AZ 85663, Email:  gunruh@spiral-inc.com, Fax:  (480) 893-5601, or such other address as Landlord may from time to time designate.

G.      “Lease Year” shall mean each successive period of twelve (12) calendar months during the Primary Lease Term, ending on the same day and month (but not year, except in the case of the last Lease Year) as the day and month on which the Expiration Date will occur.  If the Commencement Date is not the first day of a month, the first Lease Year will be greater than 12 months by the number of days from the Commencement Date to the last day of the month in which the Commencement Date occurs.

H.      “Permitted Use” shall mean executive and general offices, storage and light assembly.

I.      “Premises” shall mean the Building as depicted on Exhibit A attached hereto.

J.      “Primary Lease Term” shall mean the initial term of this Lease, which will be approximately sixty-nine months, beginning on the Rent Commencement Date and ending on the “Expiration Date” (as defined below), unless terminated earlier or extended further as provided in this Lease.  The “Expiration Date” means (i) if the Commencement Date is the first day of a month, the 69th month anniversary of the day immediately preceding the Rent Commencement Date; or (ii) if the Commencement Date is not the first day of a month, the 69th month anniversary of the last day of the month in which the Rent Commencement Date occurs.

K.      “Property” shall mean that certain real property on which the Building is situated, located in Centennial, Colorado and more particularly described on Exhibit B attached hereto.

L.      “Rentable Area” shall mean the entire Building comprising approximately seventy-five thousand (75,000) square feet which is all rentable space available for lease in the Building, subject to verification and adjustment prior to Commencement Date by 1996 BOMA Standard Measurement, provided that the Base Rent shall not be adjusted based on such measurement.

M.       “Security Deposit” shall mean the sum of One Hundred Fifty-Six Thousand Two Hundred Fifty Dollars ($156,250.00), subject to adjustment if the Premises are larger than 75,000 rentable square feet.

N.      “Tenant’s Notice Address” shall mean shall mean Zynex Medical, Inc., Attention:  Mr. Thomas Sandgaard, 8022 Southpark Circle, Littleton, CO 80127, Email:  tsandgaard@zynexmed.com,  Fax:  (800) 495-6695, prior to the date on which Tenant takes occupancy of any portion of the Premises, and, on and after the date on which Tenant takes occupancy of any portion of the Premises, shall mean Tenant’s address at the Premises, Email: tsandgaard@zynexmed.com,  Fax:  (800) 495-6695.

O.      “Tenant’s Pro Rata Share” shall mean one hundred percent (100%).

P.      “Term” shall mean the Primary Lease Term, as it may be extended by one or both of the Renewal Terms and/or any other extension thereof.

2.	PREMISES

In consideration of the payment of rent and the keeping and performance of the covenants and agreements by Tenant, as hereinafter set forth, Landlord hereby leases to Tenant the Premises, together with a non-exclusive right, subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, any plazas, Common Areas, or other areas on the Property designated by Landlord for the exclusive or non-exclusive use of the tenants of the Building.

3.           RENT

Tenant shall begin to pay the Base Rent on the date the Primary Lease Term commences and shall continue to pay on the first day of each month thereafter during the Term.  All rents shall be paid in advance, without notice, set off, abatement, counterclaim, deduction or diminution, at Landlord’s Notice Address, or at such place as Landlord from time to time designates in writing.  In addition, Tenant shall pay to Landlord Tenant’s Pro Rata Share of increases in Base Operating Expenses as provided herein and such other charges as are required by the terms of this Lease to be paid by Tenant (“Additional Rent”).  Landlord shall have the same rights to payment of the Additional Rent as it has in the payment of Base Rent.

4.	COMPLETION OR REMODELING OF THE PREMISES

A.      Leasehold Improvements.  Landlord will permit Tenant, at Tenant’s sole expense to design, construct and install in the Premises certain leasehold improvements for Tenant in accordance with the terms and provisions of the Work Letter attached hereto as Exhibit C (the “Work Letter”).

B.      Early Occupancy.  Tenant will have the right to enter the Premises immediately upon mutual execution of this Lease and Landlord’s receipt of the Security Deposit and prior to Tenant’s occupancy thereof for the conduct of its business, for the purposes, installing furniture, fixtures, equipment and leasehold improvements pursuant to the Work Letter.  At all times that Tenant is in possession of any portion of the Premises prior to the Commencement Date, all of the covenants and conditions of the Lease will bind both parties with respect to such portion of the Premises, except that no Base Rent or Base Operating Expenses will be payable for any such occupancy prior to the Commencement Date.

C.      Confirming Addendum.  As soon as the Primary Lease Term commences, Landlord and Tenant shall execute an addendum to this Lease, if requested by either party, setting forth the exact Commencement Date and the Expiration Date.

5.	OPERATING EXPENSES

A.      Definition of Operating Expenses.

(1)      “Operating Expenses” shall mean all operating expenses of any kind or nature which are necessary, ordinary, or customarily incurred in connection with the operation and maintenance of the Building as determined by Landlord on an accrual basis.  Operating Expenses shall include, but not be limited to the following items to the extent not paid directly by Tenant:

(a)           All real property taxes and assessments levied against the Building by any governmental or quasi-governmental authority.  The foregoing shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building as a result of the use, ownership or operation of the Building or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments; provided, however, any taxes which shall be levied on the rentals of the Building shall be determined as if the Building were Landlord’s only property and, provided further, that in no event shall the term “taxes or assessments,” as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes.  Landlord shall have the right in its sole discretion to contest the amount or validity of any such taxes or assessments to the extent permitted by applicable law and regulations, and expenses incurred by Landlord for tax consultants and in such contest shall be included in such computations (all of the foregoing collectively referred to herein as the “Taxes”).  “Assessment” shall include so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge, penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building, or any legal or equitable interest of Landlord therein; for the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid.  If Landlord does not elect to contest the amount or validity of any Taxes or Assessments, Tenant shall be permitted to do so at its sole expense.

Notwithstanding the foregoing, Tenant shall pay before delinquency any and all taxes, assessments, license taxes and other charges levied, assessed or imposed and which become payable upon Tenant’s operations at, occupancy of, or conduct of business at the Premises or upon equipment, furniture, appliances, trade fixtures and other personal property of any kind installed or located at the Premises.  If Tenant shall install or cause Landlord to install special tenant improvements such as, but not limited to, private elevators, escalators, interior staircases or other fixtures and fittings which caused an increase in the assessed value of the Building, then Tenant shall also pay as Additional Rent all of the taxes reasonably allocable to such extraordinary improvements.  If the taxing authorities fail to render a separate tax bill with respect to such improvements, Landlord shall allocate a reasonable portion of such taxes on the Building to such improvements.

(b)           Costs of supplies, including, but not limited to, the cost of relamping all Building Standard tenant lighting as the same may be required from time to time;

(c)      Costs incurred in connection with obtaining and providing energy for the Building, including, but not limited to, costs of natural gas, electricity, and fuel oils or any other energy sources;

(d)      Costs of water and sanitary and storm drainage services;

(e)      Costs of janitorial and security services;

(f)      Costs of general maintenance and repairs and necessary replacements, including but not limited to costs under HVAC and other mechanical maintenance contracts; and repairs of equipment used in connection with such maintenance and repair work;

(g)      Costs of landscape maintenance, parking lot maintenance and paving;

(h)      Insurance premiums, including fire and all-risk coverage, together with loss of rent endorsement; the part of any claim required to be paid under the deductible portion of any insurance policy carried by Landlord in connection with the Building (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates), public liability insurance; and any other insurance carried by Landlord on the Building or any component parts thereof (all such insurance shall be in such amounts as may be required by any Mortgagee [as defined in subparagraph 25.I hereof] or as Landlord may reasonably determine);

(i)      Labor costs, including wages and other payments, costs to Landlord of workmen’s compensation and disability insurance, payroll taxes, welfare, fringe benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute;

(j)      Professional building management fees;

(k)      Legal, inspection, and other consultation fees (including fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building) incurred in the ordinary course of operating the Building; and costs incurred by Landlord in engaging experts or other consultants to assist in making the computations required hereunder;

(l)      The costs of capital improvements and structural repairs and replacements made in or to the Building in order to conform to changes subsequent to the Commencement Date in any applicable laws, ordinances, rules, regulations, or orders of any governmental or quasi-governmental authority having jurisdiction over the Building  (“Required Capital Improvements”); the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (“Cost Savings Improvements”).  The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized at a market rate of return over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord) provided that the amortized amount of any Cost Savings Improvement shall be limited in any year to the reduction in Operating Expenses as a result thereof.

(2)      “Operating Expenses” shall not include: (i)  costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received; (ii) leasing commissions, advertising expenses, and other costs incurred in leasing space in the Building; (iii) costs of repairs or rebuilding necessitated by condemnation; (iv) any interest on borrowed money or debt amortization, except as specifically set forth above; or (v) depreciation on the Building.

(3)      Tenant understands and acknowledges that Landlord has not made any representation or given Tenant any assurances that the Base Operating Expenses will equal or approximate the actual Operating Expenses for any calendar year during the Primary Lease Term, or any extension thereof, including the first calendar year.

B.      If any increase occurs in Operating Expenses during any calendar year during the Primary Lease Term, or any extension thereof, including the first calendar year, in excess of the Base Operating Expenses, Tenant shall pay to Landlord Tenant’s Pro Rata Share of the amount of such increase.  All amounts required to be paid by Tenant as a result of any such increase shall be paid within thirty (30) days following billing therefor by Landlord.  In addition to the foregoing, it is agreed that, during each calendar year beginning with the first month of the second calendar year and continuing each month thereafter during the Primary Lease Term, or any extension thereof, Tenant shall pay to Landlord, at the same time as the Base Rent is paid, an amount equal to one-twelfth (1/12) of Landlord’s estimate (as determined by Landlord) of Tenant’s Pro Rata Share of any projected increases in the Operating Expenses for the particular calendar year in excess of the Base Operating Expenses, with a final adjustment to be made between the parties at a later date for said calendar year in accordance with the procedures set forth herein.  If any decrease occurs in Operating Expenses during any calendar year during the Primary Lease Term or any extension thereof, including the first calendar year, Landlord promptly shall refund or credit to Tenant Tenant’s Pro Rata Share of the amount of such decrease, and Tenant’s monthly payment of its Pro Rata Share of Operating Expenses shall be reduced accordingly.

(1)      As soon as practicable following the end of each calendar year during the Primary Lease Term, or any extension thereof, including the first calendar year, Landlord shall submit to Tenant a statement prepared by a representative of Landlord setting forth the exact amount of Tenant’s Pro Rata Share of the increase or decrease, if any, of the Operating Expenses for the calendar year just completed over the Base Operating Expenses.  Beginning with said statement for the second calendar year, it shall also set forth the difference, if any, between Tenant’s actual Pro Rata share of such increase or decrease and the estimated payments made by Tenant for the projected increase or decrease for such just completed calendar year.  Each such statement shall also set forth the projected increase or decrease, if any, in Operating Expenses for the new calendar year over the Base Operating Expenses and the corresponding increase or decrease in Tenant’s monthly rent for such new calendar year above or below the rental paid by Tenant for the immediately preceding calendar year computed in accordance with the foregoing provisions; provided, however, in no event will the rental to be paid by Tenant hereunder ever be less than the Base Rent as it is to be adjusted for such calendar year.

(2)      To the extent that Tenant’s Pro Rata Share of the increase or decrease in Operating Expenses for the period covered by such statement is different from the estimated amount upon which Tenant paid rent during the calendar year just completed (or for the first calendar year reflects an increase over or decrease from the Base Operating Expenses), Tenant shall pay to Landlord the positive difference within thirty (30) days following receipt by Tenant of such statement from Landlord or, if there is no positive difference, Landlord shall afford Tenant  a credit on the next months’ rental owing hereunder, as the case may be.  Until Tenant receives such statement, Tenant’s monthly rent for the new calendar year shall continue to be paid at the rate paid for the particular calendar year just completed, but Tenant shall commence payment to Landlord of the monthly installments of rent on the basis of said statement beginning on the first day of the month following the month in which Tenant receives such statement.  Moreover, Tenant shall pay to Landlord or deduct from the rent, as the case may be, on the date required for the first payment of rent, as adjusted, the difference, if any, between the monthly installments of rent so adjusted for the new calendar year and the monthly installments of rent actually paid during the new calendar year.

(3)      If, during any particular calendar year, there is a change in the information on which Landlord based the estimate upon which Tenant is then making its estimated rental payments so that such estimate furnished to Tenant is no longer accurate, Landlord shall be permitted to revise such estimate by notifying Tenant and there shall be such adjustments made in the monthly rental on the first day of the month following the serving of such statement on Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of monthly rent then being paid by Tenant for the balance of the calendar year (but in no event shall any such decrease result in a reduction of the rent below the Base Rent and all amounts of Additional Rent, as adjusted for such calendar year), as well as an appropriate adjustment in cash based upon the amount theretofore paid by Tenant during such particular calendar year pursuant to the prior estimate.

C.      Landlord’s and Tenant’s responsibilities with respect to the Operating Expense adjustment described herein shall survive the expiration or early termination of this Lease, and Landlord shall have the right to retain the security deposit, or so much thereof as it deems necessary, to secure such payment attributable to the year in which this Lease terminates.  If the Lease is in effect for less than a full calendar year during the first or last calendar year of the Term, Tenant’s Pro Rata Share for such partial year shall be calculated by proportionately reducing the Base Operating Expenses to reflect the number of months in such year during which the Lease was in effect (the “Adjusted Base Operating Expenses”).  The Adjusted Base Operating Expenses shall then be compared with the actual Operating Expenses for the said partial year to determine the amount, if any, of any increase in the actual Operating Expenses for such partial year over the Adjusted Base Operating Expenses.

D.      If Tenant shall dispute the amount of an adjustment submitted by Landlord or the proposed estimated increase or decrease on the basis of which Tenant’s rent is to be adjusted as provided in subparagraph (3) above, Tenant shall give landlord written notice of such dispute within thirty (30) days after Landlord advises Tenant of such adjustment or proposed increase or decrease.  If Tenant does not give Landlord such notice within such time, Tenant shall have waived its right to dispute the amounts so determined.  If Tenant timely objects, Tenant shall have the right to engage its own certified public accountants (“Tenant’s Accountants”) for the purpose of verifying the accuracy of the statement complained of or the reasonableness of the estimated increase or decrease.  If Tenant’s Accountants determine that an error has been made, Landlord and Tenant’s Accountants shall endeavor to agree upon the matter, failing which the parties shall settle the dispute by judicial action or in such other manner as they agree.  All costs incurred by Tenant in obtaining its own accountants shall be paid for by Tenant unless Tenant’s Accountants disclose an error, acknowledged by Landlord (or found to have occurred in a judicial action), of more than five percent (5%) in the computation of the total amount of Operating Expenses as set forth in the statement submitted by Landlord which is challenged, in which event Landlord shall pay the reasonable costs incurred by Tenant in obtaining such audit (excluding any charges billed on a contingency fee basis).  Notwithstanding the pendency of any dispute over any particular statement, Tenant shall continue to pay Landlord the amount of the adjusted monthly installments of rent determined by Landlord until the adjustment has been determined to be incorrect as aforesaid.  A delay by Landlord in submitting any statement contemplated herein for any calendar year shall not affect the provisions of this Paragraph 5 or constitute a waiver of Landlord’s rights as set forth herein for said calendar year or any subsequent calendar years during the Primary Lease Term and any extensions thereof.

6.	SERVICES

A.      Tenant shall be responsible, at its sole cost and expense, to provide to and for the Premises all utility and other support services including, but not limited to water, sewer, heat, telephone and other telecommunications, janitorial and security services to the extent not provided by Landlord generally for all tenants in the Building.

B.      Tenant agrees that Landlord shall not be liable for unavailability of, interruption of or interference with utilities and services for the Premises unless caused by Landlord’s gross negligence or willful misconduct.

C.       Tenant agrees to notify promptly the Landlord or its representative of any accidents or defects in the Building of which Tenant becomes aware, including defects in pipes, electric wiring, and HVAC equipment.  In addition, Tenant shall provide Landlord with prompt notification of any matter or condition which may cause injury or damage to the Building or any person or property therein.

D.      Tenant shall have access to the Premises and the “Parking Spaces” (as defined in Exhibit E) twenty-four (24) hours per day, seven (7) days per week, excluding closures due to casualty or other emergency.

E.      Landlord will operate the Building in compliance with applicable laws and regulations, and provide all of the services included in Operating Expenses in a commercially reasonable manner.

F.      Landlord shall permit Tenant 24-hour access to the Premises absent limitations caused by casualty, emergency or other circumstances outside Landlord’s reasonable control.

7.	QUIET ENJOYMENT

On the condition that no Event of Default has occurred or is occurring, Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term of this Lease.

8.	DEPOSIT

Tenant shall deposited with Landlord and will keep on deposit at all times during the Term of this Lease, the Security Deposit as a reduction from the Tenant Improvements Allowance provided for in Exhibit C, as security for the payment by Tenant of all rent and other amounts herein agreed to be paid and for the faithful performance of all the terms, conditions, and covenants of this Lease.  If, at any time during the Term of this Lease, Tenant shall be in default in the performance of any provision of this Lease, Landlord shall have the right, but shall not be required to use said deposit, or so much thereof as necessary, in payment of any rent or other amount in default, in reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of Tenant’s default.  In such event, Tenant shall, on written demand of Landlord, forthwith remit to Landlord a sufficient amount to restore said deposit to an amount equal to the final month’s Base Rent for the Term plus the monthly amount of Tenant’s Pro Rata Share of increases in Operating Expenses then payable by Tenant pursuant to subparagraph 5.A(3).  In the event Landlord has not used the remaining balance of the Security Deposit, or has used only a portion of the deposit as of the Expiration Date, Landlord shall return to Tenant or Tenant’s successor in interest the deposit, the deposit or so much of the deposit that remains, without interest, within sixty (60) days after the termination of the Lease or surrender and Landlord’s acceptance of the Premises, whichever occurs last.  Landlord shall have the right to commingle the deposit with other funds of Landlord.  Landlord may deliver the deposit to the purchaser of Landlord’s interest in the Premises in the event such interest is sold and, thereupon, Landlord shall be discharged from further liability with respect to such deposit.  Tenant agrees that if a Mortgagee (as defined herein) succeeds to Landlord’s interest in the Premises by reason of foreclosure or deed in lieu of foreclosure, Tenant shall have no claim against said Mortgagee for the Security Deposit, or any portion thereof, unless such Mortgagee has actually received the same from Landlord.  If the Landlord’s claims against Tenant exceed the amount of the deposit, Tenant shall remain liable for the balance of such claims.  Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit, except that Tenant may assign such deposit in the event of a permitted assignment of Tenant’s entire interest in this Lease.

9.	USE

Tenant covenants and agrees to occupy and use the Premises for the Permitted Use and for no other purpose, and to use them in a careful, safe, and proper manner; to pay on demand for any damage to the Premises caused by misuse or abuse thereof by Tenant, Tenant’s agents or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant; not to use or permit the Premises to be used for any purposes prohibited by the laws, codes, rules, and regulations of the United States, the State of Colorado, or of any applicable municipality or quasi-governmental entity.  Tenant shall not commit waste or suffer or permit waste to be committed or permit any nuisance on or in the Premises.  In the event that any officials shall hereafter at anytime contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of any permit, certificate of occupancy, statute, ordinance or other requirement of law applicable to the Building or the Premises, Tenant shall, upon five (5) days’ written notice from Landlord, immediately discontinue such use of the Premises.  Tenant at its sole expense shall comply with all laws, orders and regulations of federal, state, county and municipal authorities and with any direction of any public office or officers, pursuant to law which shall impose any violation or duty upon Landlord or Tenant with respect to the Premises, or the use or occupation thereof.

Tenant shall not use or suffer or permit any other firm or person to use the Premises for any hazardous purpose or in any manner that will violate, suspend, void, make inoperative or increase the rate of any policies of insurance of any kind at any time carried by Landlord upon the Premises or the Building or the fixtures and property therein.  Any increase in the cost of any insurance carried by Landlord attributable to Tenant’s activities on the Premises or Tenant’s failure to perform and observe Tenant’s obligations and covenants hereunder shall be borne by Tenant and payable to Landlord from time to time on demand.

10.	ALTERATIONS AND REENTRY BY LANDLORD

A.      Unless otherwise expressly provided herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term, except: (i) such repairs to all HVAC, mechanical, electrical, plumbing and security systems (collectively “Building Systems”) as are reasonably necessary for normal operations of the Building systems; and (ii) upkeep, maintenance, and repairs to all Common Areas in the Building so long as the need for any such repair is not the result of Tenant’s negligence or willful conduct.

B.      Tenant covenants and agrees to permit Landlord at any reasonable time to enter the Premises to examine and inspect the same, to show the Premises to prospective purchasers, mortgagees or tenants, or, if Landlord so elects, to perform any obligations of Tenant hereunder which Tenant shall fail to perform or to perform such as cleaning, maintenance, janitorial services, repairs, additions, or alterations as Landlord may deem necessary or proper for the safety, improvement, or preservation of the Premises or of other portions of the Building or as may be required by governmental authorities through any code, rule, regulation, ordinance, and/or law.  However, Landlord shall not show the Premises without first providing reasonable advance notice to Tenant and permitting a Tenant representative to be present at such showing.  Any such reentry shall not constitute an eviction or entitle Tenant to abatement of rent.  Furthermore, Landlord shall at all times have the right at Landlord’s election to make such alterations or changes in other portions of the Building as Landlord may from time to time deem necessary and desirable as long as such alterations and changes do not unreasonably interfere with Tenant’s use and occupancy of the Premises.  Landlord may use one or more of the street entrances to the Building and such public areas thereof as may be necessary, in Landlord’s determination to complete such alterations or changes.  Landlord shall comply with Tenant’s security rules and regulations whenever it enters the Premises.

11.	ALTERATIONS AND REPAIRS BY TENANT

A.      Except as provided for in Exhibit C, Tenant covenants and agrees not to make any alterations in or additions to the Premises, including installation of any equipment or machinery that requires modification of or additions to any existing electrical outlet or which would increase Tenant’s usage of electricity beyond standard electrical usage, ie at or below 7 watts per rentable square foot of the Premises, (all such alterations collectively “Alterations”) without in each such instance first obtaining the written consent of Landlord.  Tenant, at its expense, shall pay all engineering and design costs incurred by Landlord attributable to the Alterations and obtain all necessary governmental permits and certificates required for any Alterations to which Landlord has consented, and shall cause such Alterations to be completed in compliance therewith and with all applicable laws and requirements of public authorities and all applicable requirements of Landlord’s insurance carriers.  All Alterations which Tenant is permitted to make shall be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to the original installations in the Premises.  All repair and maintenance work required to be performed by Tenant pursuant to the provisions of Paragraph 11.B. below and any Alterations permitted by Landlord pursuant to the provisions of this Paragraph 11.A, including, but not limited to, any installations desired by Tenant for Tenant’s telecommunications or electrical connections, shall be done at Tenant’s expense by Landlord’s employees or, with Landlord’s consent, by persons requested by Tenant and authorized in writing by Landlord; provided, however, if such work is performed by persons who are not employees of Landlord, Tenant shall pay to Landlord, upon receipt of billing therefor, the greater of 5% of any project cost or Landlord’s actual costs for supervision and control of such persons as Landlord may determine to be necessary.  If Landlord authorizes persons requested by Tenant to perform such work, prior to the commencement of any such work, on request, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that workmen’s compensation, public liability insurance, and property damage insurance, all in the amounts, with companies and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work.  All such policies shall name Landlord and any Mortgagee, (as defined herein) as additional insureds.  Each such certificate shall provide that the same may not be cancelled or modified without thirty (30) days’ prior written notice to Landlord and such Mortgagee.  Further, Landlord and such Mortgagee shall have the right to post notices in the Premises in locations which will be visible by parties performing any work on the Premises stating that Landlord is not responsible for the payment for such work and setting forth such other information as Landlord may deem necessary.  Alterations, repair, and maintenance work shall be performed in a manner which will not unreasonably interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Building or upon other tenants’ use of their premises.

B.      Tenant shall keep the Premises in as good order, condition, and repair and in an orderly state, as when they were entered upon, loss by fire or other casualty or ordinary wear excepted.  Subject to Landlord’s obligation to make repairs in the event of certain casualties, as set forth in Paragraph 18 below, Landlord shall have no obligation for the repair or replacement of any portion of the interior of the Premises which is damaged or wears out during the Term regardless of the cause therefore unless such damage is caused solely by the gross negligence or willful misconduct of the Landlord or its agents, including but not limited to, Building Systems, carpeting, draperies, window coverings, wall coverings, painting or any of Tenant’s property or improvements in the Premises.

C.      All Alterations and permanent fixtures installed in the Premises, including, by way of illustration and not by limitation, all partitions, paneling, carpeting, drapes or other window coverings, and light fixtures (but not including movable office furniture not attached to the Building), shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises without molestation, disturbance, or injury at the end of the Primary Lease Term, or any extension thereof.

12.	MECHANICS’ LIENS

Tenant shall pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises of a character which will or may result in liens on Landlord’s interest therein, and Tenant will keep the Premises free and clear of all mechanics’ liens and other liens on account of work done for Tenant or persons claiming under it.  Tenant shall indemnify, defend, and save Landlord harmless of and from all liability, loss, damage, costs, or expenses, including attorneys’ fees, on account of any claims of any nature whatsoever including claims or liens of laborers or materialmen or others for work performed for or materials or supplies furnished to Tenant or persons claiming under Tenant.  Should Tenant receive any notice of intent to file a lien, Tenant shall deliver a copy of such notice to Landlord and shall promptly resolve the claim.  Should any liens be filed or recorded against the Premises or any action affecting the title thereto be commenced as a result of such work or supply of materials, Tenant shall cause such liens to be removed of record within five (5) days after the filing or recording of such liens.  If Tenant desires to contest any claim of lien, Tenant shall furnish to Landlord adequate security of at least one hundred fifty percent (150%) of the amount of the claim, plus estimated costs and interest, or, at Tenant’s option, file a bond with the appropriate court and obtain a release of the lien pursuant to Section 38-22-131, C.R.S.  If a final judgment establishing the validity or existence of any lien for any amount is entered, Tenant shall pay and satisfy the same at once.  If Tenant shall be in default in paying any charge for which a mechanic’s lien or suit to foreclose the lien has been recorded or filed and shall not have given Landlord security as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorneys’ fees incurred in connection therewith, shall be immediately due from Tenant to Landlord.

13.	SUBLETTING AND ASSIGNMENT

A.      Tenant shall not assign this Lease or any interest therein, or sublet all or any part of the Premises, or suffer or permit the Premises or any part thereof to be occupied by others, by operation of law or otherwise, without the prior written consent of Landlord in each instance, which consent, as to any subletting of less than twenty-five percent (25%) of the Premises, will not be unreasonably withheld provided that: (i) Tenant has complied with the provision of subparagraph D below; (ii) the proposed subtenant or assignee is engaged in a business and the Premises will be used in a manner which is in keeping with the Landlord’s standards of the Building; (iii) the proposed subtenant or assignee is a reputable party of reasonable financial worth in light of the responsibilities involved and Tenant shall have provided Landlord with reasonable proof thereof; and, (iv) Tenant is not in default of its obligations under this Lease at the time it makes its request for such consent.

B.      If this Lease or any interest herein is assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, with or without the consent of Landlord having first been obtained, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rent and other sums due hereunder, but no collection shall be deemed a waiver of the provisions of this paragraph, or the acceptance of the assignee, subtenant or occupants as the tenant hereof, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease.  The consent by Landlord to an assignment, subletting or occupancy arrangement shall not relieve Tenant from primary liability hereunder or from the obligation to obtain the express consent in writing of Landlord to any further assignment, subletting or occupancy arrangement.  Landlord’s consent to any requested sublease or assignment shall not waive Landlord’s right to refuse to consent to any other such request.  If Tenant collects any rental or other amounts from a subtenant or assignee in excess of the Base Rent and Tenant’s Pro Rata Share of increases in Operating Expenses, Tenant shall pay the Landlord 50% of all such excess amounts as and when received by Tenant.

C.      Notwithstanding anything contained hereinabove in this Paragraph 13 to the contrary, in the event Tenant requests Landlord’s consent to sublet twenty-five percent (25%) or more of the Premises or to assign twenty-five percent (25%) or more of its interest in this Lease, Landlord shall have the right to: consent or refuse to consent to such sublease or Assignment in its sole discretion.

D.      Tenant hereby agrees that in the event it desires to sublease all or any portion of the Premises or assign this Lease to any party in whole or in part, (herein “Assignment”), Tenant shall notify Landlord not less than ninety (90) days prior to the date Tenant desires to sublease such portion of the Premises or assign this Lease (“Tenant’s Notice”).  Tenant’s Notice shall set forth the description of the portion of the Premises to be so sublet or assigned and the terms and conditions on which Tenant desires to sublet the Premises or assign this Lease.  Landlord shall have sixty (60) days following receipt of Tenant’s

Notice within which to exercise Landlord’s rights pursuant to subparagraph C above and to notify Tenant of its election (“Landlord’s Notice”).  If Landlord consents to the proposed subletting or assignment, Tenant shall be free to sublet the portion of the Premises in question or assign the applicable portion of its interest in this Lease to the party identified in and on terms substantially identical to those described in Tenant’s Notice, subject to Landlord’s consent as set forth in subparagraph A above.  If Tenant is unable to sublet said portion of the Premises or assign the applicable portion of its interest in this Lease on such terms and conditions within one hundred twenty (120) days following its Tenant’s Notice to Landlord, Tenant right to proceed with subletting or assignment of the affected portion of the Premises shall terminate.

E.      Tenant covenants and agrees that Tenant shall not, and shall not allow any subtenant of Tenant to, enter into any sublease; license, concession or other agreement of use, occupancy or utilization of space in the Premises, which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income (other than gross income or gross receipts to be determined in a manner satisfactory to counsel for Landlord) or profits of any sublessee, licensee, concessionaire or other user or occupant, and further agrees that a breach of this covenant and agreement shall be a material breach of this Lease.  The provisions for any such rental in violation of this paragraph shall be void at its inception and Tenant agrees that rent under the offending lease, sublease, license, concession or agreement shall be calculated at an amount equal to the fair rental value thereof.

F.      A sale by Tenant of all or substantially all of its assets or all or substantially all of its stock if Tenant is a publicly traded corporation, a merger of Tenant with another corporation, the transfer of fifty-one percent (51%) or more of the stock in a corporate tenant whose stock is not publicly traded, or transfer of twenty-five percent (25%) or more of the beneficial ownership interests in a tenant which is a partnership shall constitute an assignment under this Lease subject to Landlord’s consent.  Landlord shall not unreasonably withhold its consent to any such transaction provided that the resulting Tenant has financial capacity substantially equivalent to Tenant’s financial capacity at such time.

G.      All documents utilized by Tenant to evidence any subletting or assignment to which Landlord has consented shall be subject to prior approval by Landlord or its counsel.  Tenant shall pay on demand the $1,000.00 toward Landlord’s costs and expenses, including reasonable attorneys’ fees in determining whether or not to consent to any requested sublease or Assignment and in reviewing and approving such documentation.

H.      Regardless of any Landlord consent, except as expressly agreed in writing by the Landlord, no subletting or assignment shall release Tenant of Tenant’s obligations to pay Base Rent, Additional Rent or perform any of Tenant’s obligations under this Lease.  Landlord’s acceptance of rent payments from any person or entity other than Tenant shall not be deemed a waiver by Landlord of any of its rights under this Lease.

14.	DAMAGE TO PROPERTY AND INDEMNITY BY TENANT

A.      Except for injury or damage caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, Tenant shall neither hold nor attempt to hold Landlord liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations,  injury, accident, or any other cause to the Premises, to any furniture, fixtures, Tenant improvements, or other personal property of Tenant kept or stored in the Premises, or in other parts of the Building not herein demised, whether by reason of the negligence or default of the owners or occupants thereof or any other person or otherwise.  Except as specifically stated above, the keeping or storing of all property of Tenant in the Building and/or Premises shall be at the sole risk of Tenant.

B.      Except for injury or damage caused in whole or in part by the gross negligence or willful conduct of the Landlord, its employees, agents or contractors, and subject to Paragraph 15.E below, Tenant shall indemnify, defend, and save Landlord harmless of and from all liability, loss, damages, costs, or expenses, including attorneys’ fees, on account of injuries to the person or property of Landlord or of any other tenant in the Building or to any other person present in the Building for any purpose whatsoever, where the injuries are caused by the negligence or misconduct of the Tenant, Tenant’s agents, servants, or employees or of any other person entering upon the Premises under express or implied invitation of Tenant or where such injuries are the result of the violation of the provisions of this Lease by any of such persons.

15.	INSURANCE AND WAIVER OF SUBROGATION

A.      Landlord shall maintain “all risk” or “multi-peril” casualty insurance on the shell and core of the Building and the Premises (including non-moveable Tenant Improvements completed pursuant to Exhibit C), in such amounts, from such companies, and on such terms and conditions, including loss of rental insurance for a period of twelve (12) months, as Landlord deems appropriate, from time to time.  Tenant understands that Landlord will not carry insurance of any kind on Tenant’s furniture and furnishings or on any fixture or equipment removable by Tenant under the provisions of this Lease or any other improvements installed in the Premises by or for Tenant other than Building Standard and non-moveable Tenant Improvements completed pursuant to Exhibit C, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

B.      Tenant shall obtain and maintain throughout the Term of this Lease “all risk” or “multi-peril” form insurance on and for the full cost of replacement of all of Tenant’s property and betterments in the Premises, including, without limitation, all furniture, fixtures, personal property and all non-moveable Tenant Improvements.

C.      In addition to the above, Tenant shall obtain and maintain throughout the Term of this Lease a commercial general liability policy, including protection against death, personal injury and property damage, issued by an insurance company qualified to do business in the State of Colorado, with a single limit of not less than Two Million Dollars ($2,000,000.00).

D.      All policies of insurance required to be carried by Tenant hereunder shall name Landlord and the Mortgagee as an additional insureds.  Each such policy shall provide that the same may not be cancelled or modified without at least thirty (30) days prior written notice to Landlord and any Mortgagee.  Landlord and Tenant shall deliver to each other from time to time certificates evidencing that the insurance required by this Article 15 is in force and effect.  Except as provided in Paragraph 15.E, the limits of said insurance shall not, under any circumstances, limit the liability of Landlord or Tenant hereunder.

E.      Notwithstanding anything to the contrary contained herein Landlord and Tenant hereby mutually waive and release their respective rights of recovery against each other their officers, directors, agents and employees (but not against other third parties) for (i) any loss on its property actually insured under the policies required by this Lease to be carried; and (ii) all loss, cost, damage or expense arising out of or due to any interruption of business (regardless of the cause therefor), increased or additional costs of operation of business or other costs or expenses whether similar or dissimilar which are capable of being insured against under business interruption insurance whether or not carried.  Each party shall apply to their insurers to obtain said waivers and obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver, and shall bear the cost therefor.

16.      SURRENDER AND NOTICE

Upon the expiration or other termination of the Term of this Lease, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted unless due to the negligence of Tenant, and Tenant shall remove all of its movable furniture and other effects.  In the event Tenant fails to vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs incurred by Landlord as a result of such failure, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises.  All movable furniture, other effects and Alterations, not so removed shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor; and Tenant shall pay Landlord all expenses incurred in connection with such property, including, but not limited to, the cost of repairing any damage to the Building, or Premises caused by removal of such property.  Tenant’s obligation hereunder shall survive the expiration or other termination of this Lease.

17.	ACCEPTANCE OF PREMISES BY TENANT

Tenant’s taking possession of the Premises shall be conclusive evidence as against Tenant that Tenant has fully inspected the Premises, that they are in the condition agreed upon between Landlord and Tenant, and Tenant’s acknowledgement of satisfactory completion of any fix-up or remodeling, as the case may be, which Landlord has agreed in writing to perform including reversing the rotation of the return air fans, and installing VFDs on the return motors and supply fans as necessary to balance air supply and return.  By taking occupancy of the Premises, Tenant agrees to accept the Premises in their condition at the time of such occupancy “as is,” “where is” and “with all faults.”

18.	CASUALTY AND RESTORATION OF PREMISES

A.      If the Premises or the Building shall be so damaged by fire or other casualty as to render the Premises wholly untenantable and if such damage shall be so great that an architect, in good standing, selected by Landlord shall certify in writing to Landlord and Tenant within sixty (60) days of said casualty that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within two hundred seventy (270) working days from the happening thereof, then this Lease shall  terminate from the date of the occurrence of such damage.  Tenant shall thereupon surrender to Landlord the Premises and all interest it has under this Lease and Landlord may re-enter and take possession of the Premises and, if necessary, remove the Tenant from the Premises.  Tenant shall pay Base Rent and Additional Rent, duly apportioned, up to the time of such Lease termination.  If, however, the damage shall be such that the architect shall certify within said sixty (60) day period that the Premises can be made tenantable within two hundred seventy (270) day period, then, except as hereinafter provided.  Landlord shall repair the damage so done with all reasonable speed.

B.      If the Premises shall be slightly damaged by fire or other casualty, but not so as to render the same wholly untenantable or to require a repair period in excess of two hundred seventy (270) days, then Landlord, after receiving notice in writing of the occurrence of the casualty, shall, except as hereafter provided, cause the same to be repaired with reasonable promptness.  If the estimated repair period as established in accordance with the provisions of subparagraph A above exceeds two hundred seventy (270) days, then the provisions of subparagraph A shall control notwithstanding the fact that the Premises are not wholly untenantable.

C.      In case the Building shall be so damaged, whether by fire or otherwise (though the Premises may not be affected, or if affected, can be repaired within said two hundred seventy (270) days), that, within sixty (60) days after the happening of such damage, Landlord shall decide not to reconstruct or rebuild the Building, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60) days, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to the date of the damage, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be freed and discharged of all further obligations hereunder.

D.      Provided that the casualty is not the fault of Tenant, Tenant’s agents, servants, or employees, Tenant’s rent shall abate during any such period of repair and restoration, in the same proportion that the part of the Premises rendered untenantable bears to the whole.

19.	CONDEMNATION

If the entire Premises or substantially all of the Premises or any portion of the Building which shall render the Premises untenantable shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such termination within thirty (30) days after such taking or conveyance, shall forthwith cease and terminate and the rent shall be duly apportioned as of the date of such taking or conveyance.  Tenant thereupon shall surrender the Premises and all interest therein under this Lease to Landlord and Landlord may reenter and take possession of the Premises or remove Tenant therefrom.  In the event less than all of the Premises shall be taken by such proceeding, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to the taking, unless Landlord elects not to reconstruct or rebuild as described in subparagraph C of Paragraph 18 above.  In the event of any such taking or conveyance, Landlord shall receive the entire award or consideration for the portion of the Building so taken.  Tenant also shall have the right to file a petition in the proceeding for its own award, which petition shall not duplicate or diminish Landlord’s claims.

20.	DEFAULT BY TENANT

A.      Events of Default.  Each one of the following events is herein referred to as an “Event of Default”:

(1)           Any failure by Tenant to pay when due the rent or any other monetary sums required to be paid hereunder within seven (7) calendar days after Landlord provides written notice to Tenant of non-payment, provided however that Landlord shall not be required to provide more than one such notice in any Lease Year.  After Landlord has provided one such notice in any Lease Year,  Tenant shall be in default if it does not pay the rent or any other monetary sums required to be paid hereunder within seven (7) calendar days after date such sums are due for the balance of such Lease Year.

(2)           Tenant shall abandon the Premises.  Tenant shall be deemed to have vacated the Premises if Tenant has not used the Premises for the Permitted Use under this Lease for a period of ten (10) consecutive business days.

(3)           This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party except in the manner set forth in Paragraph 13.

(4)           This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof.

(5)           The filing of any petition or the commencement of any case or proceeding by the Tenant under any provision or chapter of the Federal Bankruptcy Act, the Federal Bankruptcy Code, or any other federal or state law relating to insolvency, bankruptcy, or reorganization or the adjudication that the Tenant is insolvent or bankrupt or the entry of an order for relief under the Federal Bankruptcy Code with respect to Tenant.

(6)           The filing of any petition or the commencement of any case or proceeding described in subparagraph (5) above against the Tenant, unless such petition and all proceedings initiated thereby are dismissed within sixty (60) days from the date of such filing; the filing of an answer by Tenant admitting the allegations of any such petition; the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of the Tenant, unless such appointment is vacated or dismissed within sixty (60) days from the date of such appointment.

(7)           The insolvency of the Tenant or the execution by the Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of the Tenant generally to pay its debts as they mature.

(8)           The admission in writing by Tenant or any partner of Tenant if Tenant is a partnership that he is unable to pay his debts as they mature or he is generally not paying his debts as they mature.

(9)           Tenant shall fail to accept possession of the Premises or Landlord receives notice or has knowledge that Tenant does not intend to take possession of the Premises on or before the Rent Commencement Date.

(10)           Tenant shall fail to perform any of the other agreements, terms, covenants, or conditions hereof on Tenant’s part to be performed and such non-performance shall continue for a period of ten (10) days after written notice thereof by Landlord to Tenant or, if such performance cannot be reasonably had within such ten (10) day period, Tenant shall not in good faith have commenced such performance within such ten (10) day period and shall not diligently proceed therewith to completion no later than sixty (60) days from the above-written notice.

(11)           Tenant, if a corporation or partnership, shall dissolve, liquidate or cease to exist.

B.      Remedies of Landlord.  If any one or more Event of Default shall happen, then Landlord shall have the right at Landlord’s election, then or at any time thereafter, either:

(1)           (1)           Without demand or notice, to reenter and take possession of the Premises or any part thereof and repossess the same as of Landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions.  Should Landlord elect to reenter, as provided in this subparagraph (1), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Premises are a part, in Landlord’s or Tenant’s name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its absolute discretion, may determine and Landlord may collect and receive the rents therefor.  Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting.  No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant.  No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states.  Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

(b)           If Landlord elects to take possession of the Premises as provided in this subparagraph (1) without terminating the Lease, Tenant shall pay to Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord’s expenses incurred in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, alteration, remodeling, and repair costs and expenses of preparation for such reletting.  If, in connection with any reletting, the new lease term extends beyond the existing Term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith, as provided aforesaid, will be made in determining the net proceeds received from such reletting.  In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease.  Tenant shall pay such amounts to Landlord monthly on the days on which the rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day; or

(2)           To give Tenant written notice of intention to terminate this Lease on the date of such given notice or on any later date specified therein and, on the date specified in such notice, Tenant’s right to possession of the Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant’s liability hereunder as hereinafter provided, as if the expiration of the term fixed in such notice were the end of the Term herein originally demised.  In the event this Lease is terminated pursuant to the provisions of this subparagraph (2), Tenant shall remain liable to Landlord for damages in an amount equal to the rent and other sums which would have been owing by Tenant hereunder for the balance of the Term had this Lease not been terminated less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord’s expenses in connection with such reletting, including, but without limitation, the expenses enumerated above.  In such event, Landlord shall use commercially reasonable efforts to re-let the Premises as required by law.  Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the rent and other amounts would have been payable hereunder if this Lease had not been terminated and Landlord shall be entitled to receive the same from Tenant on each such day.  Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the amount of rent reserved in this Lease for the balance of the Term hereof over the then Reasonable Rental Value of the Premises for the same period plus all amounts incurred by Landlord in order to obtain possession of the Premises and relet the same, including attorneys’ fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts.  It is agreed that the “Reasonable Rental Value” shall be the amount of rental which Landlord can obtain as rent for the remaining balance of the Term.

C.           Cumulative Remedies.  Suit or suits for the recovery of the rents and other amounts and damages set forth hereinabove may be brought by Landlord, from time to time, at Landlord’s election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the Term hereof would have expired had there been no such default by Tenant or no such termination, as the case may be.  Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance.  The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.  All such rights and remedies shall be considered cumulative and non-exclusive.  All costs incurred by Landlord in connection with collecting any rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, shall also be recoverable by Landlord from Tenant.  Further, if an action is brought pursuant to the terms and provisions of the Lease, the prevailing party in such action shall be entitled to recover from the other party any and all reasonable attorneys’ fees incurred by such prevailing party in connection with such action.

D.      No Waiver.  No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof and no acceptance of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach or of such agreement, term, covenant, or condition.  No agreement, term, covenant, or condition hereof to be performed or complied with by Tenant and no breach thereof shall be waived, altered, or modified, except by written instrument executed by Landlord.  No waiver of any breach shall affect or alter this Lease but each and every agreement, term, covenant, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.  Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.

E.      Bankruptcy.  Nothing contained in this Paragraph 20 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this paragraph.  Notwithstanding anything contained in this paragraph to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.  Landlord and Tenant understand that notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the Bankruptcy Code of the United States may have certain rights to assume or assign this Lease.  Landlord and Tenant further understand that in any event Landlord is entitled under the Bankruptcy Code to Adequate Assurance of future performance of the terms and provisions of this Lease.  For purposes of any such assumption or assignment, the parties hereto agree that the term “Adequate Assurance” shall include at least the following:

(1)      In order to assure Landlord that the proposed assignee will have the resources with which to pay the rent called for herein, any proposed assignee must have a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as great as the net worth of Tenant on the date this Lease became effective.  The financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

(2)      Any proposed assignee of this Lease must assume and agree to be personally bound by the terms, provisions, and covenants of this Lease.

F.      Late Payment Charge.  Any rents or other amounts owing hereunder which are not paid within three (3) days after the date they are due shall thereafter bear interest at the rate of eighteen percent (18%) per annum until paid.  Further, in the event any rents or other amounts owing hereunder are not paid within said five (5) days after the date they are due, Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine.  Accordingly, Tenant shall pay to Landlord an additional, one-time late charge for each such late payment in the amount of ten percent (10%) of such payment.  Any amounts paid by Landlord to cure any defaults of Tenant hereunder, which Landlord shall have the right but not the obligation to do, shall, if not repaid by Tenant within five (5) days of demand by Landlord, thereafter bear interest at the rate of eighteen percent (18%) per annum until paid.

G.      Inducement Recapture.  Landlord provides Base Rent concessions (“Inducements”) on the express condition that Tenant shall perform all of its obligations under this Lease.  Upon the occurrence of any Event of Default by Tenant under this Lease, all Inducements shall be deemed revoked, and Tenant shall be responsible to pay the full amount of such Inducements to Landlord in addition to any and all other amounts Tenant owes under this Lease.

H.      Waiver of Jury Trial.  Tenant hereby waives (to the extent allowed by Law) any and all rights to a trial by jury in suit or suits brought to enforce any provisions of this Lease or arising out of or concerning the provisions of this Lease.

21.	SUBORDINATION AND ATTORNMENT

A.      On the conditions that (i) no Event of Default exists, or with the passage of time would exist, at the time a mortgage of deed of trust exists encumbering the Building or any part thereof, and (ii) Tenant’s rights to occupy the Premises under this Lease are not disturbed, this Lease, at Landlord’s option, shall be subordinate to any mortgage or deed of trust (now or hereafter placed upon the Building, or any portion thereof), including any amendment, modification, or restatement of any of such documents, and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements, and extensions thereof.  Tenant agrees that with respect to any of the foregoing documents, no documentation, other than this Lease, shall be required to evidence such subordination.

B.      If any holder of a mortgage or deed of trust shall elect to have this Lease superior to the lien of the holder’s mortgage or deed of trust and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust or the date of recording thereof.

C.      In confirmation of such subordination or superior position, as the case may be, Tenant agrees to execute such documents as may be required by Landlord or its Mortgagee to evidence the subordination of its interest herein to any of the documents described above, or to evidence that this Lease is prior to the lien of any mortgage or deed of trust, as the case may be, and failing to do so within ten

(10) days after written demand, Tenant does hereby make, constitute, and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place, and stead, to do so.

D.      Tenant hereby agrees to attorn to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale, through foreclosure of a deed of trust or mortgage, or otherwise and agrees to confirm such attornment in writing.

22.	HOLDING OVER: TENANCY MONTH-TO-MONTH

If, after the expiration of this Lease, Tenant shall remain in possession of the Premises and continue to pay rent, and Landlord shall accept such rent, without any express written agreement as to such holding over, then such holding over shall be deemed and taken to be a holding upon a tenancy from month-to-month, subject to all the ms and conditions hereof on the part of Tenant to be observed and performed and at a monthly rent equivalent one hundred twenty-five percent (125%) of the monthly installments paid by Tenant immediately prior to such expiration or the Current Market Rental Rate, as defined below, for the Premises, whichever is greater.  All such rent shall be payable in advance the same day of each calendar month.  Such month-to-month tenancy may be terminated by either party upon ten (10) days’ notice prior to the end of any such monthly period.  Nothing contained herein shall be construed as obligating Landlord to accept any rental tendered by Tenant after the expiration of the Term hereof or as relieving Tenant of its liability pursuant to Paragraph 16.

23.	PAYMENTS AFTER TERMINATION

No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant shall reinstate, continue, or extend the Term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or other final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due or any other sums of money due under the terms of this Lease or otherwise exercise Landlord’s rights and remedies hereunder and the payment of such sums of money, whether as rent or otherwise, shall not waive said notice or in any manner affect any pending suit or judgment theretofore obtained.

24.	STATEMENT OF PERFORMANCE

Tenant agrees at any time and from time to time, upon not less than ten (10) days’ prior written request by Landlord, to execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or, if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid in advance, if any, and such other information as Landlord may request.  It is intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord’s interest herein or a holder of any mortgage or deed of trust encumbering the Building.  Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord’s performance; and (iii) not more that one (1) month’s rent has been paid in advance.  Further, upon request, Tenant will supply to Landlord a corporate or partnership resolution, as the case may be, certifying that the party signing said statement of Tenant is properly authorized to do so.

25.           MISCELLANEOUS

A.      Definition of Landlord.  The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building at the time in question and, in the event of any transfer or transfers of the title thereto, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be turned over to the grantee and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.

B.      Merger.  The termination or mutual cancellation of this Lease shall not work a merger, and such termination or mutual cancellation shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

C.      Entrances.  The Tenant agrees that, for the purposes of completing or making repairs or alterations in any portion of the Building, Landlord may use one or more of the street entrances, the halls, passageways, and elevators of the Building.

D.      Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations set forth herein; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building or any portion thereof and an opportunity granted to Landlord and such holder to correct such violation as provided in subparagraph I of this Paragraph 25.

E.      Severability.  If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Term of this Lease, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby and it is also the intention of the parties to this Lease and in lieu of each clause or provision of this Lease that is illegal, invalid, or unenforceable there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

F.      Captions.  The caption of each paragraph is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

G.      Force Majeur. Neither party shall be liable for any breach of its obligations under this Lease, and all applicable time periods and deadlines shall be extended accordingly, to the extent such breach is caused by, strikes, lockouts, war, acts of terrorism, riots, insurrection, civil commotion, fire, flood, storm, accident, or any act of God.  But, in any case, the party claiming the benefit of this provision shall use due diligence to remove any such causes and to resume performance under this Lease as soon as is feasible.

H.      Successors and Assigns.  Except as herein specifically set forth, all terms, conditions, and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, and assigns.  The terms, conditions, and covenants hereof shall also be considered to be covenants running with the land to the fullest extent permitted by law.

I.      Entire Agreement.  This Lease constitutes the entire agreement between the parties, and supersedes and replaces any and all prior and contemporaneous communications, representations, agreements and undertakings of the parties.  No modification of this Lease, including modifications alleged to be based on the parties’ course of conduct, shall be binding unless reduced to one or more written agreements executed by both the Landlord and the Tenant.

J.      Landlord Default.  In the event of any alleged default on the part of Landlord hereunder, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default.  Notice to Landlord of any such alleged default shall be ineffective unless notice is simultaneously delivered to any holder of a Mortgage and/or Trust Deed affecting all or any portion of the Building (“Mortgagees”), as hereafter provided.  Tenant agrees to give all Mortgagees, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagees.  Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.  In no event will Landlord or any Mortgagee be responsible for any consequential damages incurred by Tenant as a result of any default, including, but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder.  Furthermore, Tenant’s remedy for a Landlord default, if any, shall be limited to Landlord’s unencumbered equity in the Building, and a Landlord, its members, managers, employees, agents and servants shall have no liability in excess of such equity.

K.      Tenant Authorization.  Tenant and the party executing this Lease on behalf of Tenant represent and warrant to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree, upon request, to deliver to Landlord a resolution or similar document or opinion of counsel to that effect.

L.      Landlord Authorization.  Landlord represents and warrants Tenant that the party executing this Lease on behalf of Landlord is authorized to do so.

M.      Joint and Several Liability.  If there are more than one entity or person which or who are the Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

N.      Amendment or Modification.  No act or thing done by Landlord or Landlord’s agents during the Term hereof, including, but not limited to, any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding on Landlord, unless such act or thing shall be by a partner or officer of Landlord, as the case may be, or a party designated in writing by Landlord as so authorized to act.  The delivery of keys to Landlord, or Landlord’s agents, employees, or officers shall not operate as a termination of this Lease or a surrender of the Premises.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent and all other amounts owing, as herein stipulated, shall be deemed to be other than on account of the earliest stipulated rent or other amounts nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy available to Landlord.

O.      Building Security.  Landlord may elect to provide a concierge or security guard for more efficient operation of the Building, and the cost therefor shall be included as an Operating Expense.  Landlord is not obligated to provide such services at any time or for any length of time.  Tenant expressly acknowledges that Landlord has not represented to Tenant that the Building is a secure building or area and Landlord assumes no duty to Tenant, its agents, employees, invitees or others because Landlord provides such service.

P.      Hazardous Materials.  Except for hazardous materials customarily used for normal office purposes, Tenant shall be prohibited from storing, handling, and/or disposing of hazardous substances or environmental pollutants as those terms are defined under federal, state, or local environmental statutes, ordinances, of regulations in or about the Premises and Building In the event Tenant violates this provision, Tenant shall indemnify and hold Landlord, its officers, directors, agents or employees harmless from any and all claims, liabilities, judgments, loss, cost, or damage including clean-up costs, fines, penalties, and attorneys’ fees arising from the use, storage and/or disposal of hazardous substances environmental pollutants in or about the Premises and/ or Building.  Tenant’s liability for all loss, cost, or damage arising from such use, storage, and/or disposal shall survive the expiration or early termination of this Lease.  Landlord has no knowledge of, and will indemnify and hold Tenant harmless from any and all claims, liabilities, judgments, loss, cost, or damage including clean-up costs, fines, penalties, and attorneys’ fees arising from the use, storage and/or disposal of hazardous substances environmental pollutants in or about the Premises and/ or Building prior to the Commencement Date.

Q.      Air, Light or View.  Tenant covenants and agrees that no diminution of light, air, or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent or other charges under this Lease, result in any liability of Landlord to Tenant, or in any way affect this Lease or Tenant’s obligations hereunder.

R.      Limitation of Liability.  Notwithstanding anything to the contrary contained herein, Landlord’s liability under this Lease shall be limited to Landlord’s interest in the Building.

S.      No Representations by Landlord.  Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements, or warranties by Landlord, its agents or` employees, except such as are expressed herein and that no amendment or modification of this Lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this Lease.

T.      Effectiveness.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

U.      Governing Law.  This Lease shall be governed by and interpreted in accordance with the laws of the State of Colorado.  Venue for any proceeding to enforce or interpret this Lease shall be proper in the courts located in Arapahoe County, Colorado.

V.      Signage.  Tenant shall be entitled to place signage on the exterior of the Building and in the elevator lobbies of the Building provided that (i) Tenant pays all costs of the signage, (ii) the Landlord approves the nature, location, size and configuration of the signage, and (iii) the signage complies with any and all applicable laws, codes, ordinances, rules and regulations.  Landlord has removed the exterior Building signage previously used for “Lennar” and has approved the nature, location, size and configuration of Tenant’s proposed signage, as depicted on Exhibit F, subject to its meeting the requirements of Section 25(V)(iii).

26.      AUTHORITIES FOR ACTION AND NOTICE

A.      Except as herein otherwise provided, Landlord may act in any manner provided for herein by and through Landlord’s Building Manager or any other person who shall from time to time be designated in writing.

B.      All notices, demands, statements or communications required or permitted to be given to under this Lease must be in writing addressed to the parties at their addresses set forth in Sections 1(F) and 1(N) respectively. Either party may change its address by giving written notice to the other in compliance with this section.  Notices and other communications will be considered as having been given as follows:

(1)      Upon delivery, if delivered by personal delivery.

(2)      On the same day sent, if faxed or emailed before 5:00 p.m. local time of the recipient on a business day.

(3)      On the next business day, if faxed or emailed after 5:00 p.m. local time of the recipient on a business day or on a non-business day.

(4)      One business day after being deposited with a courtier, if sent by a nationally recognized overnight courier.

(5)      Five days after being mailed, if sent by registered or certified mail, with a copy by first class mail, postage prepaid.

The foregoing shall in no event prohibit notice from being given as provided in Rule 4 of Colorado Rules of Civil Procedure as they may be amended from time to time.

27.	BROKERAGE

Tenant hereby represents and warrants that Tenant has no knowledge of any broker being instrumental in bringing about this Lease transaction except Landlord’s listing broker, William R. McKinney (“McKinney”) and Tenant’s brokers, Bruce Johnson and Brendan Fisher of CresaPartners (“Cresa”).  Tenant shall indemnify Landlord by Landlord as a result of any claim for brokerage or other commissions made by any other broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through, or under Tenant.  Tenant acknowledges that Landlord shall not be liable for any representations by such brokers regarding the Premises, the Building or this lease transaction.  In the event that Landlord fails to pay brokerage fees due to Cresa within thirty (30) days after they are due, Tenant will pay such fees out of its own funds,  and Tenant  will set off such amount or amounts against its obligations for Base Rent under this Lease provided however in such event Tenant shall only be obligated to pay the applicable fee in installments equal to the amount of the Base Rent which is set off.  The parties acknowledge and approve the following commission sharing arrangement between McKinney and Cresa:  seven percent (7%) commission for the first sixty (60) months of the Primary Lease Term and 3.5% commission thereafter, each divided equally between McKinney and Cresa.  Landlord shall pay the allocable commissions directly to McKinney and Cresa as the case may be, 50% payable upon mutual execution of the Lease and 50% payable upon the Rent Commencement Date.

By the signatures below the Landlord and Broker agree to the provisions of Section 27 and the Section is enforceable by Broker

Agreed and Accepted, this 12th Day of November, 2009:

TENANT’S BROKER:	LANDLORD:
CRESA Partners – Denver, Inc. a Colorado corporation By: /s/ Thomas Sandgaard Title: President	Spiral Lone Tree, LLC, a Colorado limited liability company By: Spiral Colorado, LLC Its: Manager By: Spiral Colorado, Inc. Its: Manager By: Reginald D. Fowler, President

28.	TENANT’S EARLY TERMINATION OPTION

Tenant shall have the option to terminate this Lease and vacate the Premises at any time during and after month 42 of the Lease Term.  To exercise this early termination option, Tenant shall provide written notice to Landlord of its intention to terminate this Lease no later than six (6) months prior to the date on which it wishes to terminate the Lease (the “Early Termination Notice”), and, simultaneously with the Early Termination Notice, Tenant shall pay to the Landlord the Early Termination Fee specified on Exhibit G. Tenant’s exercise of its early termination option and its payment of the Early Termination Fee shall not excuse Tenant from compliance with all other terms and conditions of this Lease from and after the date of the Early Termination Notice.

29.	RENEWAL OPTION

A.      Renewal Option.  Subject to the terms and provisions of this Paragraph 29, and on the condition that Tenant has not exercised its early termination option described in Paragraph 28, Tenant, at its option, may extend the Term of this Lease for one (1) five (5) year period at the end of the Primary Lease Term (the “Renewal Term”).  To exercise each such option, Tenant must deliver written notice of the exercise thereof (a “Renewal Notice”) to Landlord no later than one hundred fifty (150) days  prior to the expiration of  the Primary Lease Term.  The date on which Tenant delivers its Renewal Notice for the Renewal Term shall be referred to hereinafter as a “Renewal Notice Date.”  During the Renewal Term, all of the terms and provisions of this Lease shall apply, except that (a) after the Renewal Term there shall be no further right of renewal; (b) the Base Rent payable during each month of each Renewal Term shall be one-twelfth of the amount obtained by multiplying the number of square feet of rentable area of the Premises by the “Market Rental Rate” (as defined in Paragraph 28.B below) as of the applicable Renewal Notice Date; and (c) the Base Operating Expenses applicable during each Renewal Term shall be equal to the actual Operating Expenses for the Building for the calendar year in which such Renewal Term commences.

B.      Market Rental Rate.  As used herein, “Market Rental Rate” shall mean a rental rate per square foot of rentable area per year equal to the prevailing rental rate then being obtained (or that could then be obtained) by Landlord and by other landlords of buildings comparable to the Building in the Centennial, Colorado area under leases of comparable space within the Building or such comparable buildings or, if there are no comparable buildings, in comparable space in other facilities, for terms comparable to the Renewal Term.  Landlord and Tenant shall, for a period of thirty (30) days from and after the Renewal Notice Date, meet with each other and negotiate in good faith to agree upon the then-current Market Rental Rate (using the criteria set forth above) acceptable to both parties.  If the parties are unable to agree upon the Market Rental Rate during such thirty (30) day period, then the Tenant shall be deemed to rescind its Renewal Notice as of thirty (40) days after the Renewal Notice Date, this Lease shall terminate on its Expiration Date and Tenant shall have no further rights to renew.

C.      Limitations on Tenant’s Rights.  Tenant shall have no right to extend the Term and a Renewal Notice shall be ineffective if an Event of Default exists at the time a Renewal Notice is given or at the commencement of the applicable Renewal Term.  Any termination of this Lease terminates all rights under this Paragraph 29.  Any assignment of this Lease or subletting by Tenant of the Premises terminates the option to extend the Term set forth in this Paragraph 29 unless Landlord consents to the contrary in writing at the time of such subletting or assignment.

30.	TIME OF ESSENCE

Time is of the essence herein and, unless waived by Landlord (which it shall have the right, but not the obligation, to so do), this Lease is contingent upon execution and delivery by Tenant to Landlord no later than 5:00 p.m. (Denver time) November 12, 2009.

31.	EXHIBITS

All exhibits attached hereto are made a part hereof and incorporated herein by reference.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

[SIGNATURE PAGE FOLLOWS]

[Signature Page for Premises Lease Re: 9990 Park Meadows Drive, Lone Tree, Colorado 80124]

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

TENANT:	LANDLORD:
Zynex Medical, Inc, a Colorado corporation By: /s/ Thomas Sandgaard Title: President	Spiral Lone Tree, LLC, a Colorado limited liability company By: Spiral Colorado, LLC Its: Manager By: Spiral Colorado, Inc. Its: Manager By: Reginald D. Fowler, President

EXHIBIT A

DEPICTION OF PREMISES

[TO BE ATTACHED]

A-1

EXHIBIT B

LEGAL DESCRIPTION

B-1

EXHIBIT C

WORK LETTER

THIS WORK LETTER AGREEMENT (this "Agreement") is made and entered into as of November 12, 2009, between Landlord and Tenant.  In the event of any inconsistencies between this Agreement and the Lease dated concurrently herewith to which this Agreement is attached as Exhibit "C", this Agreement shall control.  Capitalized terms used in this Agreement shall, unless otherwise specifically set forth herein, have the same meanings as in the Lease.

1.           TENANT”S WORK.  Tenant, at its sole cost and expense, shall perform, or cause to be performed, the work (the "Tenant Improvements") in the Premises provided for in the Approved Plans (as defined in Paragraph 2 below).  Subject to Tenant’s satisfaction of the conditions specified in this Agreement, Tenant shall be entitled to Landlord’s Contribution as defined in Paragraph 5 below.

2.           CONSTRUCTION OF TENANT IMPROVEMENTS.  Construction of Tenant's Improvements shall be subject to the following:

a.           Tenant will submit its complete space plan and pricing notes for review by Landlord within 45 days after the date of this Work Letter.  Landlord shall provide its approval or comments on the space plan and pricing notes within 60 days after receipt.

b.           Tenant shall enter into a contract with CresaPartners as Tenant’s Construction Coordinator to oversee and manage the design, supervision, and construction of all Tenant Improvements.  Tenant’s architect, Acquilano Leslie shall prepare all space planning, design drawings plans and specifications for the Tenant Improvements, including but not limited to all electrical, plumbing and mechanical drawings for permitting.  Tenant’s engineer shall prepare complementary engineering drawings.  Landlord will provide to Tenant the existing Building plans including infrastructure, mechanical, electrical, plumbing and related plans to assist Tenant in its design activities.  Tenant shall submit to the Landlord for approval prior to commencing work its final Tenant Improvements design, drawings, plans and specifications (collectively “Plans”).  Landlord shall review, comment on and/or approve the Plans within a reasonable time after Tenant’s submission.  If Landlord provided comments, the parties shall confer to revise the Plans to Landlord’s reasonable satisfaction.  Upon Landlord’s approval of the Plans (the “Approved Plans”), Tenant shall be entitled to commence work.  All work on the Tenant Improvements shall be performed in strict accordance with the Approved Plans.  Tenant shall not deviate from the Approved Plans without first having obtained Landlord’s written consent to any such deviation.

c.           Tenant's shall submit its proposed construction schedule to Landlord prior to performance of any Tenant Improvements work and is subject to Landlord's reasonable approval, to be provided within 5 days after receipt of Tenant’s proposed schedule.

d.           Tenant, its architect, engineer and CresaPartners will work closely with Landlord and Landlord's architect to expedite completion of Tenant drawings.

e.           Tenant agrees to use Landlord's contractors for any alterations, additions and revisions to Building shell electrical, mechanical and plumbing systems so that all existing warranties and guarantees are maintained, if required by Landlord.  Wherever Tenant uses or is required to use a contractor approved or designated by Landlord, or uses a contractor from a Landlord-supplied list (if applicable), Tenant hereby expressly acknowledges and agrees that such use or requirement is not intended and shall not be deemed or construed in any way to (a) relieve Tenant or such contractor from any liability to Landlord, or anyone, for the work performed pursuant to such requirement or (b) impose upon Landlord any liability for such work or for its completeness, design sufficiency, safety or compliance with any or all environmental, remedial and other laws, ordinances, rules, directions, guidelines and orders of governmental and public bodies and agencies now or hereafter in effect from time to time.  Any list of contractors supplied to Tenant by Landlord is provided only as a convenience to Tenant and signifies only that such contractor has performed construction work for Landlord in the past.  Tenant shall remain fully liable for the selection of its contractors whether or not the same are included on any Landlord-supplied list.  The term “contractors” as used in this Agreement also includes subcontractors. Landlord shall provide Tenant with a list of approved contractors within 10 days after mutual execution of this Work Letter.  Tenant has proposed to use Provident Construction and/or Ponderosa Construction to perform the work under this Work Letter.  Landlord is not familiar with such contractors.  Landlord hereby approves them for Tenant’s use but reserves the right to revoke this approval if the contractors do not proceed in a good and workmanlike manner.

f.           If any Tenant Improvements require modifications or changes to any structural members, Tenant is required to submit architectural drawings to be reviewed and detailed by Landlord's structural engineer for the Building, so that the structure may be modified accordingly.  All structural modifications required shall be performed by Tenant’s licensed contractors approved by Landlord in writing.  Tenant shall be responsible for all fees, costs, and permits required and necessary to complete said modifications.

g.           If any Tenant Improvements require roof penetrations, Tenant must submit plans for same for written approval to Landlord's roofing contractor prior to commencing any work.  Any required roof penetrations approved by Landlord’s roofing contractor and resealing of such roof penetrations will be by Landlord's roofing contractor, at Tenant’s cost.

h.           During construction of Tenant’s Improvements, all trash must be cleaned up daily and either removed from the Building site or put in a construction dumpster provided by Tenant in a location approved by Landlord.  All construction dumpsters shall be maintained at all times on 2” x 6” wood blocks in order to avoid any damage to the pavement of the Building.  Tenant shall be responsible for all damage to the pavement of the Building by virtue of the maintenance of construction dumpsters thereon.  Landlord's retail waste containers or construction dumpsters shall not be used by Tenant or its contractor(s) or subcontractor(s).  If Tenant fails to keep areas clean Landlord, at its option, may perform the necessary work at Tenant's expense.

i.           If a fire sprinkler system is present and utilized in the Building, then the fire sprinkler system has been installed as per shell standard plans.  Any alterations or completion of the system, including drops, adjustment of heads, additions of heads, or revision of drop or head locations and numbers are the cost and design responsibility of the Tenant.  Tenant must use Landlord’s System Engineer and Architect for the modifications to the existing system.  Tenant is cautioned to inspect plans for and system supplied to the structure.  Tenant shall submit four (4) sets sprinkler drawings and four (4) sets of as-built sprinkler drawings and calculations to Landlord’s Architect for record purposes.  Reissuance of permits required due to Tenant additions or alterations must be carried out by Landlord's fire sprinkler contractor at Tenant's cost.

j.           Tenant and CresaPartners shall furnish Landlord with copies of all liens and lien waivers (whether partial or otherwise) affecting the Premises as a result or arising out of Tenant’s Improvements or materials furnished therefore, forthwith (not to exceed 5 days) following the filing thereof or Tenant’s or Tenant’s contractor(s) receipt thereof, as applicable.

3.           TENANT’S OBLIGATIONS.  At the time Tenant enters the Premises to perform Tenant’s Improvements:

a.           All of Tenant's obligations under the Lease, except the obligation to pay Base Rent and Additional Rent shall be in full force and effect.

b.           The Premises shall be deemed to be in good and satisfactory condition.

c.           Tenant shall deliver all fully executed construction contracts, change orders and other documentation relating to the construction of Tenant Improvements or any portion thereof, between or among Tenant and/or one or more other contractors acceptable to Landlord.

d.           Tenant shall delivery to Landlord copies of all necessary licenses (including sales tax licenses of Tenant's contractors), permits and certificates of insurance meeting the requirements set forth above.

e.           Tenant shall cause construction equipment and materials to be kept within the Premises and shall cause delivery and loading of equipment and materials to be done at such locations and at such time as Landlord shall direct so as not to burden or interfere with the operation of the Building.  If and as required by Landlord, the Premises shall be sealed off from the adjoining premises so as to minimize the disbursement of the dirt, debris and noise.

4.           INSURANCE AND INDEMNIFICATION.

a.           Tenant (including also anyone holding under Tenant and any and all subtenants and other occupants of the Premises)  hereby releases Landlord from any and all liability for any and all bodily and personal injury to Tenant and its contractor(s) (including also all subcontractor(s)) and their respective employees (whether direct or indirect employees) and for any and all loss of or damage to Tenant’s property and that of any and all contractors and subcontractors (including also any and all loss of use resulting therefrom) and, on behalf of its insurers, hereby waives any and all rights of subrogation therefore, even though such injury, loss or damage may have resulted in whole or in part from the act or neglect of Landlord.  Tenant shall cause CresaPartners and all subcontractor(s) to provide identical waivers of liability and subrogation in favor of Landlord.

b.           All insurance to be provided by Tenant, CresaPartners and all subcontractor(s) hereunder shall be issued by such insurance companies as Landlord shall approve.  As often as any such policy shall expire or otherwise terminate, renewal or additional policies shall be procured and maintained by Tenant and Tenant's contractor(s) and subcontractor(s) to provide uninterrupted coverage.  Tenant agrees and shall cause its contractor(s) and subcontractor(s) to agree to provide Landlord, upon Landlord's request from time to time, with certified copies of all policies of insurance providing coverage in this Agreement.

c.           Tenant shall indemnify, defend and hold Landlord harmless against any loss, liability, injury or damage to persons or property resulting from Tenant’s Improvements including the activities of Tenant's contractor(s) and subcontractor(s).

d.           All policies (except the worker's compensation policy) shall be endorsed to include as additional insured parties the parties listed on, or required by, the Lease, Landlord's contractors, Landlord's architects, and their respective beneficiaries, partners, directors, officers, members, employees and agents, and such additional persons as Landlord may designate. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the workmen's compensation policy) to be obtained by Tenant pursuant to this paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days' prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days' notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

e.           Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, the parties listed, or required by, the Lease to be named as additional insureds, Landlord’s contractors, Landlord's architects, and their respective beneficiaries, partners, directors, officers, members, managers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with Tenant’s Improvements or the entry of Tenant or Tenant's Contractors into the Building and the Premises, including, without limitation, mechanic's liens, the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant’s Contractors, bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees, licensees or others.  It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

5.	LANDLORD’S CONTRIBUTION.

a.           Landlord shall provide to Tenant a Tenant Improvements allowance of $500,000 (the “Tenant Improvements Allowance”) as provided in this Paragraph 5 of which (i) $156,250 shall be used to fund Tenant’s obligation to provide the Security Deposit as provided for in Section 8 of the Lease, (ii) and the $343,750 balance of which shall be used by Tenant to pay for Tenant Improvements.  If Landlord fails to provide all or any part of the Tenant Improvements Allowance, and as a result Tenant pays for Tenant Improvements from its own funds, Tenant shall have the right to set off such amount or amounts from its obligations for Base Rent under the Lease.

b.           Tenant shall enter into all contracts for the construction of the Tenant Improvements in its own name.

c.           Tenant shall deliver to Landlord upon receipt all invoices for payment to its contractors for Tenant Improvements along with a certificate, in form and substance satisfactory to Landlord (the “Tenant Certificate”), that the work performed and/or materials supplied that are covered by each such invoice have been performed and/or delivered, are in accordance with the Approved Plans, are acceptable to Tenant and are approved by Tenant for payment.  Upon Landlord’s request, Tenant also shall deliver partial lien waivers from all contractors whose invoices it submits covering all work performed and materials supplied through the date of each paid invoice.  As soon as practicable after receipt of a Tenant Certificate and the partial lien waivers, if requested, Landlord shall pay the applicable invoice(s) out of the Tenant Improvements Allowance, but in no event will Landlord pay or be requested to pay any amount in excess of the Tenant Improvements Allowance.  Tenant will pay timely all costs associated with the Tenant Improvements Allowance in excess of the Tenant Improvements Allowance.

d.           Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord  full and final waivers of liens and contractors' affidavits and statements, in such form as may be required by Landlord, Landlord's title insurance company and Landlord’s construction or permanent lender, if any, from all parties performing labor or supplying materials or services in connection with Tenant Improvements showing that all such parties have been compensated in full and waiving all liens in connection with the Premises and Building. Tenant shall submit to Landlord a detailed breakdown of Tenant's total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord.

e.           Upon completion of the Tenant Improvements and Tenant’s satisfaction of all requirements set forth in this Agreement, Landlord will apply the balance, if any, remaining of the $343,750 component of the Tenant Improvements Allowance to Tenant’s Base Rent.

6.	MISCELLANEOUS.

a.	Time is of the essence of this Work Agreement.

b.           Each person signing this Agreement on behalf of Landlord and Tenant warrants and represents he has authority to sign and deliver this Agreement and bind the party on behalf of which he has signed.

c.           If Tenant fails to make any payment relating to Tenant Improvements as required hereunder, Landlord, at its option, may complete the Tenant Improvements pursuant to the Approved Plans and continue to hold Tenant liable for the costs thereof and all other costs due to Landlord. Tenant's failure to pay any amounts owed by Tenant hereunder when due or Tenant's failure to perform its obligations hereunder shall also constitute a default under the Lease and Landlord shall have all the rights and remedies granted to Landlord under the Lease for non-payment of amounts owed or failure by Tenant to perform its obligations under the Lease.

d.           Notices under this Agreement shall be given in the same manner as under the Lease.

e.           The headings set forth herein are for convenience only.

f.           This Agreement sets forth the entire agreement of Tenant and Landlord regarding Tenant Improvements. This Agreement may only be amended in a writing, duly executed by both Landlord and Tenant.

g.           All amounts due from Tenant hereunder shall be deemed to be Rent due under the Lease.

h.           Landlord hereby approves Tenant’s plan to install a first floor loading dock with a dock-high loading door, as part of the Tenant Improvements, based on Tenant’s specifications not yet created, which shall comply with all applicable building codes and regulations and shall be subject to Landlord’s reasonable approval as set forth above when created.  Tenant plans to locate the loading dock at the south side or southwest corner of the Building.  Unless Landlord provides different instructions, Tenant agrees to remove the loading dock and restore the Building to its original condition upon termination or expiration of the Lease.

i.           Landlord hereby approves Tenant’s proposed signage for the Building as depicted on Exhibit C-1 attached hereto, on the condition that such signage complies with Tenant’s obligations under Section 25(W)(iii) of the Lease.

7.           EXCULPATION OF LANDLORD.  Notwithstanding anything to the contrary contained in this Agreement or the Lease, the parties agree expressly that Tenant’s recourse against Landlord with respect to the alleged Landlord breach by any covenant, undertaking or agreement contained in this Agreement shall be limited to and governed by the all terms and provisions of the Lease.

IN WITNESS WHEREOF, this Work Agreement is executed as of the 12th day of November, 2009.

Witness: /s/ Fritz G. Allison Print Name: Fritz G. Allison /s/ Jeannie Mulhall Print Name: Jeannie Mulhall (As to Tenant)	TENANT: ZYNEX MEDICAL, INC., a Colorado corporation By /s/ Thomas Sandgaard Name: Thomas Sandgaard Its: President
Witness: ______________________________________ Print Name: ____________________________ ______________________________________ Print Name: ____________________________ (As to Landlord)
LANDLORD:

SPIRAL LONE TREE, LLC, a Colorado limited liability company

By:  Spiral Colorado, LLC
Its:  Manager

By:  Spiral Colorado, Inc.
Its:  Manager

By:___________________________________
Reginald D. Fowler, President

EXHIBIT D

RULES AND REGULATIONS

PURPOSE:

The purpose of these Rules and Regulations is to provide each business within the Building with a quality of environment and visual appeal consistent with the high standards of a first class commercial building.

A.	PARKING:

Parking of automotive trucks and other vehicles shall be restricted to areas designated for such purpose by Landlord.

Landlord reserves the right to remove by towing any vehicle that may be obstructing any door or driveway, is improperly parked, obstructing other parked vehicles or is parked in a restricted area.  All towing expenses shall be paid by the vehicle owner.

Each vehicle owner shall be responsible for any damage caused by the operation or parking of such vehicle which causes damages to Landlord's property.

Parking after normal business hours shall conform and comply with all laws, ordinances and regulations of any agency or any regulatory authority.

B.	OUTDOOR STORAGE:

Tenant shall not store any materials, supplies, equipment, etc., outside the Premises except as necessary during construction of the Tenant Improvements.

Storage in trailers, whether attached to or detached from a driving unit is prohibited (except as is usual and customary for loading and unloading such trailers).  Parking of any vehicle within the Building for more than five continuous days is prohibited.

C.	WASTE REMOVAL:

With respect to waste other than customary office waste generated by Tenant, Tenant shall furnish its own sealable waste and refuse containers which must be located at all times within the area designated by Landlord.  No other containers are permitted on site.  Enclosures provided by Landlord and container lids shall remain closed at all times when not actively in use.  Tenant is responsible for maintaining the assigned waste and refuse areas free and clean of all litter, obnoxious odors, insects, rodents, etc.  Any medical waste produced by Tenant or its employees, licensees, invitees, etc. shall be disposed of in accordance with all applicable guidelines.  Any activity or expense incurred by Landlord in cleaning, maintaining, or otherwise preserving the concept of a clean environment shall be reimbursed to Landlord by Tenant plus fifteen (15%) percent for Landlord's overhead and expenses.  Failure by Tenant to timely reimburse Landlord therefore shall be deemed a default of and cause for cancellation of the Lease.

Tenant shall comply with Landlord's recycling program for the Building, or in the absence thereof, Tenant shall institute and maintain a recycling program for its waste in compliance with all applicable laws and requirements of any governmental agency or department having jurisdiction over the Premises.

D.	SIGN CONTROLS:

Except as otherwise provided in the Lease, Tenant may not paint or affix signs on any part of the outside of the Premises, the Building, windows or doors.  Free standing signs are not permitted outside of the Premises.  No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on the inside of the Premises if the same can be seen from outside of the Premises without the prior written consent of Landlord (which consent may be withheld by Landlord in its sole discretion), and then only of such color, size, character, style and material and in such places as shall be approved and designated by Landlord.  In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to Tenant.  Signs at entrances to the Premises shall be placed thereon by a contractor approved by Landlord and shall be paid for by Tenant.

E.	TRADE FIXTURES AND SECURITY SYSTEMS:

The installation of any trade fixtures or security systems shall be subject to the prior written approval of Landlord.  Tenant shall remain liable for the cost of removing all such fixtures and systems upon the expiration or earlier termination of the Lease, as well as the cost of curing any and all damages to the Premises caused by the installation of such fixtures and systems.

F.	ON-SITE IMPROVEMENTS:

Tenant shall not be permitted to alter, move, maintain or disturb any part of the landscaping or other improvements located on or adjacent to the Premises or the common areas or the Building.

G.	MISCELLANEOUS:

In addition to the Rules and Regulations above, Tenant shall comply with the following:

1.           Tenant, its officers, agents, servants and employees shall not block or obstruct any of the entries, passages, doors, hallways or stairways of the Building or the parking facilities, or place, empty or throw any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for the ingress or egress of Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees.

2.           The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Premises, the Building or the parking facilities shall be restricted to time, method and routing of movement as determined by Landlord upon request from Tenant and Tenant shall assume all liability and risk to property, the Premises and the Building in such movement.  Tenant shall not move furniture, machines, equipment, merchandise or materials within, into or out of the Building, the Premises or the parking facilities without having first obtained a written permit from Landlord at least twenty-four (24) hours in advance.  Safes, large files, electronic data processing equipment and other heavy equipment or machines shall be moved into the Premises, the Building, or the parking facilities only with Landlord's prior written consent and shall be placed where directed by Landlord.

3.           Landlord will not be responsible for lost or stolen personal property, equipment, money or any article taken from the Premises, the Building or the parking facilities regardless of how or when such loss occurs.

4.           Tenant, its officers, agents, servants and employees shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical operation, or bring into the Premises, the Building or the parking facilities any inflammable fluids or explosives without written permission of Landlord.

5.           Tenant, its officers, agents, servants or employees shall not use the Premises, the Building or the parking facilities for housing, lodging or sleeping purposes or for the cooking or preparation of food without the prior written consent of Landlord.

6.           Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not bring into the parking facilities, the Building or the Premises, or keep on the Premises any fish, fowl, reptile, insect or animal, or any bicycle or other vehicle without the prior written consent of Landlord, wheelchairs and baby carriages excepted.

7.           No additional locks shall be placed on any door in the Building without the prior written consent of Landlord. Tenant will furnish two (2) keys to each lock on doors in the Premises.  Landlord may at all times keep a pass key to the Premises.  All keys shall be returned to Landlord promptly upon the expiration or earlier termination of the Lease.

8.           Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall do no painting or decorating in the Premises, or mark, paint or cut into, drive nails or screw into, nor in any way deface any part of the Premises or the Building without the prior written consent of Landlord.  If Tenant desires signal, communication, alarm or other utility or service connections installed or changed, such work shall be done at the expense of Tenant, with the prior written approval and under the direction of Landlord.

9.           Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not permit the operation of any musical or sound-producing instruments or device which may be heard outside the Premises, the Building or the parking facilities, or which emanate electrical waves which will impair radio or television broadcasting, or reception from or in the Building.

10.           Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall, before leaving the Premises unattended, close and lock all doors and shut off all utilities; damage resulting from failure to do so shall be paid for by Tenant. Tenant, before the closing of the day and leaving the Premises, shall see that all blinds and/or draperies are pulled and drawn, and shall see that all doors are locked.

11.           All plate and other glass now in the Premises which is broken shall be replaced by Landlord at the expense of Tenant.

12.           Tenant shall give Landlord prompt notice of all accidents to, or defects in air conditioning equipment, plumbing, electric facilities, or any part or appurtenance of the Premises or the Building.

13.           The plumbing facilities shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant.

14.           All contractors and/or technicians performing work for Tenant within the Premises, the Building or parking facilities shall be referred to Landlord for approval before performing such work.  This shall apply to all work including, without limitation, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment, or any other physical feature of the Building, the Premises or parking facilities.  None of this work shall be done or caused to be done by Tenant without Landlord's prior written approval.

15.           No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

16.           Glass panel doors that reflect or admit light into the passageways or into any place in the Building shall not be covered or obstructed by Tenant, and Tenant shall not permit, erect and/or place drapes, furniture, fixtures, shelving, display cases or tables, lights or signs and advertising devices in front of or in proximity of interior and exterior windows, glass panels or glass doors providing a view into the interior of the Premises, unless same shall have first been approved in writing by Landlord.

17.           Canvassing, soliciting and peddling in the Building or the parking facilities are prohibited and Tenant shall cooperate to prevent the same.  In this respect, Tenant shall promptly report any such activities to Landlord's property management office.

18.           There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or the receipt of merchandise, any hand trucks except for those which are equipped with rubber tires and side guards.

19.           Tenant and any officer, agent, employee, servant, patron, customer, visitor, licensee or invitee of Tenant shall not go upon the roof of the Building without the prior written consent of Landlord or Landlord's designated representative.

20.           In the event Tenant must dispose of crates, boxes, etc., which will not fit into office wastepaper baskets, it will be the responsibility of Tenant to dispose of same in a manner consistent with the Lease and these Rules and Regulations.  In no event shall Tenant set such items in the public hallways or other areas of the Building, parking facilities or the Project, excepting Tenant's own Premises for disposal.

21.           Tenant is cautioned in purchasing furniture and equipment in that the size of same should be limited to such as will pass through the doors of the Premises.  Large pieces should be made in parts and set up in the Premises.  Landlord reserves the right to refuse to allow any furniture or equipment of any description not complying with the above conditions to be placed in the Building.

22.           Tenant will be responsible for any damage to the Premises, including, without limitation, carpeting and flooring, as a result of rust or corrosion of file cabinets, roller chairs, metal objects, or spills of any type of liquid.

23.           Tenants employing laborers or others outside of the Building shall not have their employees paid in the Building or in the Project, but shall arrange to pay their payrolls elsewhere.

24.           If the Premises should become infested with vermin, Landlord, at Tenant's sole cost and expense, shall cause the Premises to be exterminated at such time and from time to time, to the satisfaction of Landlord.

25.           Tenant shall not install any antenna, aerial wires, satellite dishes, radio or television equipment, inside or outside of the Building without Landlord's prior written approval and upon such terms and conditions as may be specified by Landlord in each and every instance, provided that Tenant shall be entitled to install television monitors and related equipment for training use without further Landlord approval.

26.           Tenant shall not make or permit any use of the Premises, the Building or the parking facility which, directly or indirectly, is forbidden by law, ordinance or governmental or municipal regulation, code or order, or which may be disreputable or dangerous to life, limb or property.

27.           Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, nor shall Tenant use the name of the Building or the Project for any purpose other than that of the business address of Tenant, or use any picture or likeness of the Building or the Project, or the name of the Building or the Project on any letterhead, envelope, circular, notice, advertisement, container or wrapping material, without Landlord's prior written consent thereto.

28.           Tenant, its officers, agents, employees, servants, patrons, customers, licensees, invitees and visitors shall not solicit business in the Building, the parking facilities, or the Project, nor shall Tenant distribute any handbills or other advertising matter in automobiles parked in the parking facilities.

29.           Tenant shall not conduct its business and/or control its officers, agents, employees, servants, patrons, customers, licensees and visitors in such a manner as to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building, or commit waste, or suffer or permit waste to be committed in the Premises, the Building, or the Project.

30.           Tenant shall permit Landlord or its agent to enter upon the Premises during normal office hours to make inspections, repairs, alterations or additions in or to the Premises or the Building, and at any time in the event of an emergency, and shall permit Landlord to perform any acts related to the safety, protection, preservation, reletting or improvement of the Premises or the Building.  In every instance, except when emergency conditions do not permit, Landlord shall provide reasonable advance notice before entering the Premises, and shall permit a Tenant employee to be present for such entry.

31.           Tenant, without the prior written consent of Landlord, shall not install any linoleum or similar floor covering.

32.           Tenant acknowledges that Landlord has designated the Building as a "non-smoking" Building, and Tenant, its officers, agents, employees, servants, patrons, customers, licensees and visitors shall at all times refrain from smoking in the Building except for those areas of the Building, if any, specifically designated by Landlord as "smoking" areas.

33.           Tenant shall comply with all indoor air quality standards and requirements pertaining to the Building and the Premises, including those regulations promulgated by OSHA, as same may be amended from time to time.

EXHIBIT E

PARKING

A.           Tenant shall have the right to use five (5) unassigned parking spaces per 1,000 rentable square feet of the Premises on the terms and conditions contained in this Exhibit E.  The rights of Tenant to the unassigned spaces (the “Parking Spaces”) as granted by Landlord are referred to as the “Parking Privileges.”

B.           Tenant’s right to the Parking Privileges shall commence at the Commencement Date and shall continue for the Term of the Lease unless sooner terminated or extended.  The Parking Privileges shall automatically terminate upon the expiration or earlier termination of the Primary Lease Term or any extensions thereof.

C.           Tenant’s rights to use the Parking Spaces will be at no charge during the Primary Lease Term and the Renewal Term.

D.           Landlord shall have the right at any time to change the arrangement or location or to regulate the use of the Parking Spaces without incurring any liability to Tenant.  Among other things, Landlord shall be entitled to assign designated areas of the surface lot for use by particular persons or groups of persons, and Tenant shall refrain from parking in such spaces.  Tenant acknowledges that the Parking Spaces will not be individually designated or reserved for use by Tenant and that Tenant will use the Parking Spaces in common with all persons to whom or which Landlord grants the right to use the parking structure and surface lot.  Landlord will not provide parking privileges to other tenants of the Building that are superior to those provided to Tenant.

E.           In addition to the Rules and Regulations set forth in Exhibit D to the Lease, Tenant’s use of the Parking Spaces is subject to the following rules:

1.           Tenant shall designate use of the Parking Spaces to specific individuals employed by Tenant (“Designated Users”), but Tenant shall remain responsible for all other obligations hereunder.  Within five (5) business days after Landlord’s request, Tenant agrees to provide Landlord with a listing of all vehicles of Designated Users, including names of vehicle owners, vehicle models, colors, and license plate numbers, and Tenant shall provide Landlord with revised listing promptly after any change to the listing.  Tenant shall deliver to Tenant’s Designated Users parking decals provided by Landlord which decals shall at all times be displayed prominently on the vehicles of Designated Users.  Landlord shall have the right to directly ban any Designated User from further use of any of the parking spaces for violation of the rules for the use of the Parking Spaces.

2.           Tenant and Designated Users shall park only in parking spaces and not on ramps, corridors, approaches, or other areas designated as “no parking” areas.

3.           Tenant and Designated Users shall observe the special hours of opening, closing, and nonuse of the parking structure and the surface lot when closings are necessitated for repairs, cleaning, and rehabilitations.  Should any repair or rehabilitation result in Tenant not being provided the Parking Spaces in the parking structure, surface lot, or designated alternate parking facility, the abatement of Tenant’s obligation to pay any fee that may be due during the period the same are unavailable shall constitute Tenant’s sole remedy in the event of such unavailability.  Landlord will use commercially reasonable efforts to coordinate repairs, cleaning and rehabilitations so as not to deprive Tenant of more than 10% of its parking spaces at one time, and to limit the loss of parking space use to 30 days.

E-1

4.           Tenant and Designated Users shall use the Parking Spaces only for automobile parking.

5.           Tenant and Designated Users shall observe all posted vehicle height limitations.

6.           Tenant and Designated Users shall not allow unauthorized vehicles to use the Parking Spaces and, except for emergencies, shall not repair nor authorize service to vehicles parked in the parking structure or in the surface parking area.

F.           If any portion of the surface lot shall be damaged by fire or other casualty or shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then the Parking Privileges shall automatically cease and terminate.  Tenant thereupon shall surrender to Landlord the Parking Spaces and all interest therein, and Landlord may re-enter and take possession of the Parking Spaces.  If this should occur, Landlord will use commercially reasonable efforts to provide substitute Parking Places to Tenant.

G.           Tenant shall not be permitted to assign the Parking Spaces or any interest herein or permit the Parking Spaces or any part thereof to be used by others without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion.  Notwithstanding the foregoing, if a proposed assignee or user is a permitted assignee or sublessee under the terms of this Lease, Landlord’s consent to such assignment or sublease shall be deemed consent to the assignment or sublease of the Parking Spaces.  Tenant shall remain primarily liable for the performance of the obligations of the Tenant hereunder notwithstanding any assignment or occupancy or use arrangement permitted or consented to by Landlord.

H.           Neither Landlord nor its agents or employees shall be liable for any damage, fire, theft or loss to vehicles or other properties or injuries to persons occurring in the parking structure or service parking area or arising out of the use of the Parking Spaces whether caused by theft, collision, moving vehicle, explosion or any other activity of occurrence in such parking areas.  Tenant and/or its Designated Users of the Parking Spaces assume the risk of such loss or damage and shall indemnify, defend and hold Landlord, its agents and employees harmless from and against any and all claims and damages incurred by Landlord, its agents and employees arising from Tenant’s or its Designated Users’ use of the parking areas or the Unassigned Spaces, including all costs, attorneys’ fees, expenses and liability arising out of any such claim or action.  Tenant, at Landlord’s request, shall obtain a written agreement from each Designated User agreeing to the terms of this Exhibit E and Landlord’s rules for operation of the parking areas.  If Tenant shall fail to obtain such agreement and deliver it to Landlord, Tenant shall assume all obligations set forth in this Exhibit E or Landlord’s rules for such Designated User.

E-2

EXHIBIT F

SIGNAGE

(See attached photo)

F-1

EXHIBIT G

EARLY TERMINATION FEE

(See attached schedule)

G-1

EXHIBIT H

ZYNEX, INC. LEASE GUARANTY

(See Attached Exhibit)

H-1